UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 21, 2015

Coastway Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36263	46-4149994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Coastway Blvd, Warwick, Rhode Island	02886
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(401) 330-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, the stockholders of Coastway Bancorp, Inc. (the “Company”) approved the Company’s 2015 Equity Incentive Plan (the “Plan”), which provides for the grant of stock-based awards to officers, employees and directors of the Company and Coastway Community Bank. A description of the material terms of the Plan is contained in the Company’s definitive proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 9, 2015. A copy of the Plan is being filed as Exhibit 10.1.

Item 5.07               Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 21, 2015.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2015.  The final results of the stockholder votes were as follows:

1.	Election of directors White, Murphy and Fiore for three-year terms and election of director DiSanto for a one-year term.

	For	Withheld	Broker Non-Votes
William A. White	2,995,528	410,456	1,057,007
Dennis M. Murphy	2,514,228	891,756	1,057,007
James P. Fiore	2,991,503	414,481	1,057,007
David P. DiSanto	3,000,203	405,781	1,057,007

2.	The approval of the Coastway Bancorp, Inc. 2015 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
2,624,838	596,696	184,450	1,057,007

3.	The ratification of the appointment of Crowe Horwath LLP as Coastway Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
4,400,927	34,768	27,296	—

Item 9.01                      Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
10.1
Coastway Bancorp, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 9, 2015 (file no. 001-36263)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTWAY BANCORP, INC.
(Registrant)

Date: May 22, 2015	By: /s/ Jeanette Fritz
Jeanette Fritz
Executive Vice President and Chief Financial Officer